Exhibit 99.1

INmune Bio Appoints Sanofi Rare-Disease Executive and Biopharma Business Development Leader to Board

Appointments strengthen rare-disease commercialization planning and strategic partnering capabilities as
Ebstrocel™ advances toward potential commercialization

BOCA RATON, Fla., Sept. 14, 2026 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a late-stage biotechnology company focused on inflammation and immunology, today announced the appointments of R. Duane Clark II and James Sapirstein, R.Ph., MBA, to its Board of Directors. The appointments add commercial and strategic operating expertise as INmune Bio prepares Ebstrocel™ for potential rare-disease commercialization and pursues business-development and partnering opportunities across its pipeline.

Mr. Clark brings more than 40 years of global pharmaceutical and biotechnology leadership, with particular depth in rare diseases, immunology and specialty-product commercialization. He currently serves as General Manager, U.S. Rare Diseases at Sanofi, where he leads a multi-billion-dollar business spanning seven rare-disease brands with full profit-and-loss responsibility. His experience includes multiple product launches, market-access strategy, M&A integration, and leadership across sales, marketing, medical and commercial operations. Earlier in his career, he led Sanofi’s U.K. and Ireland multiple sclerosis business and held commercial and business-development roles at CTI Clinical Trial & Consulting Services, Encysive Pharmaceuticals, Astellas Pharma, Ortho Biotech and Marion Laboratories.

Mr. Sapirstein brings more than 40 years of biopharmaceutical leadership spanning business development, licensing, commercialization, capital formation and public-company leadership experience. He has led six global commercial product launches and participated in more than 20 additional launches. His career includes senior roles at Gilead Sciences, Bristol Myers Squibb, Hoffmann-La Roche, Eli Lilly and Serono Laboratories. He also founded and led Tobira Therapeutics, which was later acquired by Allergan in a transaction with total potential consideration of up to approximately $1.7 billion, including contingent milestone payments. Mr. Sapirstein also brings extensive experience structuring strategic transactions and guiding biotechnology companies through growth, restructuring, and value-creating exits.

“These appointments bring capabilities directly aligned with INmune Bio’s next stage of growth,” said David Moss, Chief Executive Officer of INmune Bio. “Duane’s rare-disease leadership leading a major rare-disease business will strengthen our planning for market access and potential commercialization of Ebstrocel. James’s business development, licensing, and financing experience will support our evaluation of strategic opportunities for our broader pipeline. Together, they add practical experience to help us translate development progress into potential patient and shareholder value.”

The new directors strengthen the Board in:

●	Rare-disease commercialization: Guide market access and pricing, patient identification, commercial infrastructure and launch execution for Ebstrocel™ in recessive dystrophic epidermolysis bullosa (RDEB) and potential additional rare-disease indications.

●	Business development and strategic transactions: Strengthen the evaluation and negotiation of licensing, distribution, co-development and other strategic relationships intended to accelerate development and broaden commercial reach.

●	Commercial scale and execution: Help align clinical, regulatory, manufacturing and commercial functions as INmune Bio advances from late-stage development toward potential product launches.

“Ebstrocel has the potential to address important unmet needs in rare disease, and INmune Bio is approaching the stage at which disciplined launch and market-access planning can become a meaningful competitive advantage,” said Mr. Clark. “I look forward to helping the Company build a patient-focused commercialization strategy and the capabilities required to execute it.”

“INmune Bio has multiple opportunities to create value through focused internal development and well-structured strategic partnerships,” said Mr. Sapirstein. “I look forward to contributing my business-development, transaction and commercialization experience as the Company evaluates the best path to advance its differentiated platforms.”

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), late-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. The Company’s clinical-development strategy centers on advanced precision medicine, matching drug mechanisms directly to patient biology to optimize clinical outcomes.

INmune Bio is actively advancing two late-stage product platforms toward registrational milestones:

●	CORDStrom™: A proprietary, pooled, allogeneic, human umbilical cord-derived mesenchymal stromal cell platform engineered to address the historical clinical challenges of donor variability and manufacturing inconsistency. Following successful clinical readouts in RDEB, the platform is transitioning to regulatory filing phases, with an MAA planned for the UK MHRA in 2026 and EU EMA in 2027, alongside a planned U.S. Biologics License Application (BLA) submission.

●	XPro1595™: A Dominant-Negative Tumor Necrosis Factor (DN-TNF) platform designed to selectively neutralize soluble TNF (sTNF) and reduce neuroinflammation without compromising protective immune function. Backed by recently granted FDA Fast Track designation and successful regulatory alignment from an End-of-Phase 2 meeting, XPro1595™ is positioned for an integrated Phase 2b/3 seamless adaptive registrational program in neuroinflammation-enriched early Alzheimer’s disease.

To learn more about INmune Bio’s pipeline and its approach to harnessing the innate immune system, please visit www.inmunebio.com.

Forward Looking Statements

The Company’s product candidates remain in clinical development stage and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including Ebstrocel™, XPro™ and INKmune™ trial results, timing of key milestones, future plans or expectations, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDStrom™, XPro1595™ (XPro™, pegipanermin), and INKmune™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA), the UK MHRA or any regulatory body and there cannot be any assurance that they will be approved by the FDA, the UK MHRA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss

Chief Executive Officer

(561) 710-0512

info@inmunebio.com

Daniel Carlson

Head of Investor Relations

(415) 509-4590

dcarlson@inmunebio.com

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